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One South Church Avenue
Tucson, Arizona 85701

April 2, 2007
James S. Pignatelli	(520) 571-4000
Chairman of the Board

Dear Shareholders:

You are cordially invited to attend the UniSource Energy Corporation 2007 Annual Shareholders’ Meeting (the “Meeting”) to be held on Friday, May 11, 2007, at the FOX Theatre, 17 West Congress, Tucson, Arizona. The Meeting will begin promptly at 10:00 a.m., Mountain Standard Time, so please plan to arrive earlier. No admission tickets will be required for attendance at the Meeting. We have included a map indicating the location of the FOX Theatre and parking options in the downtown area near the Theatre.

Directors and officers will be available before and after the Meeting to speak with you. During the Meeting, we will answer your questions regarding our business affairs and we will consider the matters explained in the enclosed Proxy Statement.

We have enclosed a proxy card that lists all matters that require your vote. Please complete, sign, date and mail the proxy card as soon as possible, whether or not you plan to attend the Meeting. You may also vote by telephone or the Internet, as explained on the enclosed proxy card. If you attend the Meeting and wish to vote your shares personally, you may revoke your proxy at that time.

Your interest in and continued support of UniSource Energy Corporation are much appreciated.

Sincerely,

UNISOURCE ENERGY CORPORATION

/s/ James S. Pignatelli

James S. Pignatelli
Chairman of the Board, President and
Chief Executive Officer

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NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Holders of Common Stock of
UniSource Energy Corporation

We will hold the 2007 Annual Shareholders’ Meeting of UniSource Energy Corporation at the FOX Theatre, 17 West Congress, Tucson, Arizona, on Friday, May 11, 2007, at 10:00 a.m., Mountain Standard Time (“MST”). The purpose of the Meeting is to:

1.	elect 12 directors to our Board of Directors for the ensuing year;

2.	ratify the selection of the independent auditor for 2007; and

3.	consider any other matters which properly come before the Meeting.

Only shareholders of record at the close of business on March 26, 2007, are entitled to vote at the Meeting.

We have enclosed our 2006 Annual Report, including audited financial statements, and the Proxy Statement with this notice. Proxy soliciting material is first being sent or given to shareholders on or about April 2, 2007. Your proxy is being solicited by our Board of Directors.

Please complete, sign, date and mail the enclosed proxy card as soon as possible, or vote by telephone or the Internet, as explained on the enclosed proxy card.

Linda H. Kennedy
Corporate Secretary

Dated: April 2, 2007

YOUR VOTE IS IMPORTANT

EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD BY MAIL, OR TO VOTE BY TELEPHONE OR THE INTERNET, AS EXPLAINED ON THE ENCLOSEDPROXY CARD. IF THE MAIL OPTION IS SELECTED, USE THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PROHIBIT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

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UNISOURCE ENERGY CORPORATION
One South Church Avenue
Tucson, Arizona 85701

ANNUAL SHAREHOLDERS’ MEETING
PROXY STATEMENT

ANNUAL MEETING:
May 11, 2007 10:00 a.m., MST	FOX Theatre 17 West Congress Tucson, AZ 85701
RECORD DATE:

The record date is March 26, 2007 (“Record Date”). If you were a shareholder of record at the close of business on the Record Date, you may vote at the 2007 Annual Shareholders’ Meeting (“Meeting”) of UniSource Energy Corporation (“UniSource Energy” as well as references to the “Company,” “we,” “our” and “us”). At the close of business on the Record Date, we had 35,272,970 shares of common stock outstanding.

AGENDA:

1. Proposal One: Elect 12 directors to our Board of Directors (“Board”) for the ensuing year.

2. Proposal Two: Ratify the selection of the independent auditor for 2007.

3. Proposal Three: Consider any other matters which properly come before the Meeting and any adjournments.

INDEPENDENT AUDITOR:

Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from our shareholders.

PROXIES:

A form of proxy for execution by shareholders is enclosed. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “for” the Board’s nominees. The Board or proxy holders will use their discretion on other matters that properly come before the Meeting. If a nominee cannot or will not serve as a director, the Board or the persons designated as proxies will vote for a person whom they believe will carry on our present policies.

PROXIES SOLICITED BY:

The Board.

FIRST MAILING DATE:

We anticipate first mailing this Proxy Statement along with the proxy card on or about April 2, 2007.

REVOKING YOUR PROXY:

You may revoke your proxy before it is voted at the Meeting. To revoke, follow the procedures listed on page 3 under “Voting Procedures/Revoking Your Proxy.”

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COMMENTS:

Your comments about any aspects of our business are welcome. You may use the space provided on the proxy card for this purpose, if desired. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

PLEASE VOTE - YOUR VOTE IS IMPORTANT

Prompt return of your proxy will help reduce the costs of re-solicitation.

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Appendix A
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* We expect to vote on this item at the Meeting.

VOTING PROCEDURES/REVOKING YOUR PROXY

You can vote by telephone, the Internet, mail or in person.

You can vote your shares by telephone, the Internet, mail or in person at the Meeting. Your proxy card contains instructions for voting by telephone or the Internet, which are the least expensive and fastest methods of voting. To vote by mail, complete, sign and date your proxy card, or your broker’s voting instruction card if your shares are held by your broker, and return it in the enclosed return envelope.

Under Arizona law, a majority of the shares entitled to vote on any single matter which may be brought before the Meeting will constitute a quorum. Business may be conducted once a quorum is represented at the Meeting. Except as otherwise specified by law or in our Articles of Incorporation or Bylaws, if a quorum exists, action on a matter other than the election of directors will be deemed approved if the votes cast in favor of the matter exceed votes cast against it.

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Directors are elected by a plurality of votes.

Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present. A plurality means receiving the largest number of votes, regardless of whether that is a majority. Withheld votes will be counted as being represented at the Meeting for quorum purposes but will not have an effect on the vote.

You may cumulate your votes for directors.

In the election of directors, each shareholder has the right to cumulate his votes by casting a total number of votes equal to the number of his shares of common stock multiplied by the number of directors to be elected. He may cast all of such votes for one nominee or distribute such votes among two or more nominees. For any other matter that may properly come before the Meeting, each share of common stock will be entitled to one vote.

You can revoke your proxy after sending it in by following these procedures.

Any shareholder giving a proxy has a right to revoke that proxy by giving notice to UniSource Energy in writing directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701, or in person at the Meeting at any time before the proxy is exercised. Those who fail to return a proxy or fail to attend the Meeting will not count towards determining any required plurality, majority or quorum.

The shares represented by an executed proxy will be voted for the election of directors or withheld in accordance with the specifications in the proxy. If no specification is made in an executed proxy, the proxy will be voted in favor of the nominees as set forth herein.

Proxy Solicitation

We will bear the entire cost of the solicitation of proxies. Solicitations will be made primarily by mail. In addition, we may make additional solicitation of brokers, banks, nominees and institutional investors pursuant to a special engagement of DF King & Co., Inc., at a cost of approximately $10,500 plus reasonable out-of-pocket expenses. Solicitations may also be made by telephone, facsimile or personal interview, if necessary, to obtain reasonable representation of shareholders at the Meeting. Our employees may solicit proxies but they will not receive additional compensation for such services. We will request brokers or other persons holding shares in their names, or in the names of their nominees, to forward proxy materials to the beneficial owners of such shares or request authority for the execution of the proxies. We will reimburse brokers and other persons for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

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UNISOURCE ENERGY SHARE OWNERSHIP

Security Ownership of Management

The following table sets forth the number and percentage of shares of UniSource Energy common stock beneficially owned as of March 1, 2007 and the nature of such ownership by each of our directors (all of whom are nominees), our Chief Executive Officer (“CEO”) and our four other most highly compensated executive officers (together with our CEO, the “Named Executives”) for the year ended December 31, 2006, and all directors and officers as a group. Ownership includes direct and indirect (beneficial) ownership, as defined by the SEC rules.

	Amount and Nature of Beneficial Ownership(1)					Other(2)
Name and Title of Beneficial Owner	Directly Owned Shares	Shares Purchased Under the 401(k) Plan	Shares Subject to Options Exercisable Within 60 Days	Total Beneficial Ownership	Percent of Class	Restricted Stock Units	Deferred Shares Under Deferred Compensation Plan	Total
James S. Pignatelli Chairman, President and Chief Executive Officer	36,067	18,416	685,772	740,255	2.1%	117,271	30,854	888,380
Lawrence J. Aldrich Director	3,912	0	8,358	12,270	*	4,031	0	16,301
Barbara M. Baumann Director	0	0	0	0	*	2,520	0	2,520
Larry W. Bickle Director	6,652	0	11,558	18,210	*	3,153	0	21,363
Elizabeth T. Bilby Director	705	0	11,558	12,263	*	4,462	3,607	20,332
Harold W. Burlingame Director	2,905	0	11,558	14,463	*	5,182	0	19,645
John L. Carter Director	13,459	0	11,558	25,017	*	3,795	10,708	39,520
Robert A. Elliott Director	1,813	0	1,196	3,009	*	2,995	0	6,004
Daniel W. L. Fessler Director	2,260	0	2,358	4,618	*	3,089	0	7,707
Kenneth Handy Director	1,405	0	6,358	7,763	*	5,314	1,576	14,653
Warren Y. Jobe Director	1,313	0	6,358	7,671	*	4,833	0	12,504
Joaquin Ruiz Director	0	0	0	0	*	2,520	0	2,520
Raymond S. Heyman Senior Vice President and General Counsel	29	965	16,667	17,661	*	0	82	17,743
Dennis R. Nelson Senior Vice President, Utility Services	0	8,850	0	8,850	*	26,065	2,348	37,263
Kevin P. Larson Senior Vice President, Chief Financial Officer and Treasurer	28,435	2,456	90,483	121,374	*	0	1,018	122,392

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Michael J. DeConcini Senior Vice President and Chief Operating Officer, Transmission and Distribution	8,941	5,161	131,037	145,139	*	25,752	678	171,569
All directors and executive officers as a group	197,716	42,368	1,093,742	1,333,826	3.8%	226,912	55,013	1,615,751
*Represents less than 1% of the outstanding common stock of UniSource Energy.

(1)	Amounts include the following:
•
Any shares held in the name of the spouse, minor children or other relatives sharing the home of the director or officer. Except as otherwise indicated below, the directors and officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

•	Shares subject to options exercisable within 60 days, based on information from E*Trade, UniSource Energy’s stock option plan administrator.
•	Equivalent share amounts allocated to the individuals’ 401(k) Plan which, since June 1, 1998, has included a UniSource Energy Stock Fund investment option.

(2)     While amounts in the “Other” column do not represent a right of the holder to receive stock within 60 days, these amounts are being disclosed because management believes they reflect similar objectives of 1) encouraging directors and officers to have a stake in the Company, and 2) aligning interests of directors and officers with those of shareholders.

Security Ownership of Certain Beneficial Owners

As of March 1, 2007, based on information reported in filings made by the following persons with the SEC or information otherwise known to us, the following persons were known or reasonably believed to be, as more fully described below, the beneficial owners of more than 5% of our common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	First Trust Portfolios L.P. 1001 Warrenville Road Lisle, IL 60532	2,647,517 (1)	7.5%
Common	Prospector Partners, L.L.C. 370 Church Street Guilford, CT 06437	2,465,668 (2)	6.8%
Common	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,428,517(3)	6.8%
Common	Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	2,046,489(4)	5.8%

(1) In a statement (Schedule 13G) filed with the SEC on January 26, 2007, First Trust Portfolios L.P indicated it has shared voting and shared dispositive power over 2,647,517 shares of our common stock.

(2) In a statement (Schedule 13G) filed with the SEC on February 13, 2007, Prospector Partners, L.L.C. (“Prospector Partners”) indicated it has sole voting and sole dispositive power over 1,474,497 shares, and shared

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voting and shared dispositive power over 991,170 shares of our common stock. Prospector Partners shares investment discretion over the shares with White Mountains Advisors LLC (“White Mountains”), pursuant to a sub-advisory agreement between Prospector Partners and White Mountains.

(3) In a statement (Schedule 13G) filed with the SEC on February 14, 2007, T. Rowe Price Associates, Inc. (“Price Associates”) indicated it has sole voting power over 315,400 shares and sole dispositive power over 2,428,517 shares of our common stock. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) In a statement (Schedule 13G) filed with the SEC on January 23, 2007, Barclays Global Investors, NA indicated that it has sole voting power over 1,890,165 shares of our common stock and sole dispositive power over 2,046,489 shares of our common stock. The filing indicated that the 2,046,489 shares are owned by Barclays Global Investors, NA (883,734 shares), Barclays Global Fund Advisors (1,140,329 shares), and Barclays Global Investors, LTD (22,426 shares).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the SEC require our executive officers, directors and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of those persons, to file initial reports of ownership and transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange (“NYSE”). SEC regulations require these persons to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely upon a review of the copies of the reports received by us and on written representations of our directors and officers, we believe that during fiscal year 2006, except as described below, all filing requirements applicable to executive officers and directors were complied with in a timely manner. Form 4s were filed late during 2006 for the following referenced persons on the indicated dates reporting certain acquisitions and dividend equivalents credited under the UniSource Energy Corporation Management and Directors Deferred Compensation Plan: for each of Mr. DeConcini, Mr. Larson and Ms. Kissinger, on March 1, April 13 and October 30; for each of Mr. Nelson and Mr. Hansen, on April 13; for Mr. Handy, on January 11, March 1, April 7, April 13, October 24 and October 30; for Mr. Burlingame, on January 11; for Mr. Bickle, on March 1 and April 7; for Ms. Bilby, on April 13, October 24 and October 30; for Mr. Carter, on January 11 and April 13.

PROPOSAL ONE: ELECTION OF DIRECTORS

General Information

At the Meeting, our shareholders of record will elect 12 directors to serve on our Board for the ensuing year and until their successors are elected and qualified. The shares represented by executed proxies in the form enclosed, unless withheld, will be voted for the 12 nominees listed below, or, in the discretion of the persons acting as proxies, will be voted cumulatively for one or more of such nominees. All of the current nominees are present members of the Board. All of the nominees have consented to serve if elected. If any nominee becomes unavailable to serve for any reason, or a vacancy should occur before the election, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees.

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BOARD NOMINEES

James S. Pignatelli

Chairman of the Board, President and Chief Executive Officer of UniSource Energy since July 1998; Chairman of the Board of Directors, President and Chief Executive Officer of Tucson Electric Power Company (“TEP”), the principal subsidiary of UniSource Energy, since July 1998; Chairman of the Board of Directors, President and Chief Executive Officer of Millennium Energy Holdings, Inc. (“Millennium”), a wholly owned subsidiary of UniSource Energy, since 1997; Director of UniSource Energy Services, Inc. (“UES”), a wholly owned subsidiary of UniSource Energy, since 2003. Board member since 1998. Age 63.

Lawrence J. Aldrich (4)(5)

President of Aldrich Capital Company since January 2007; Chief Operating Officer of The Critical Path Institute from January 2006 to December 2006; General Partner of Valley Ventures, LP from September 2002 to December 2005; Managing Director and Founder of Tucson Ventures, LLC, from February 2000 to September 2002; Director of TEP and Millennium since 2000; Director of UES since 2004. Board member since 2000. Age 54.

Barbara M. Baumann (1)(2)(4)

President and Owner of Cross Creek Energy Corporation since 2003; Executive Vice President of Associated Energy Managers, LLC from 2000 to 2003; Director of St. Mary Land & Exploration since 2002; Director of TEP since 2005. Board member since 2005. Age 51.

Larry W. Bickle (4)(5)

Director of St. Mary Land & Exploration since 1995; Executive in Residence for Haddington Ventures, LLC, an investment company (“Haddington”), since January 2006; Managing Director of Haddington from 1997 to 2005; Director of Millennium since 1998; Director of UES since 2004. Board member since 1998. Age 61.

Elizabeth T. Bilby (4)(5)

Retired President of Gourmet Products, Inc., an agricultural product marketing company; retired Director of Marketing of Green Valley Pecans; Director of TEP since 1995; Director of Millennium since 1998; Director of UES since 2004. Board member since 1995. Age 67.

Harold W. Burlingame (1)(2)(3)

Former Executive Vice President of AT&T; Chairman of ORC Worldwide since December 2004; Director of TEP since 1998. Board member since 1998. Age 66.

John L. Carter (1)(2)(3)(4)

Retired as Executive Vice President and Chief Financial Officer of Burr Brown Corporation in 1996; Director of TEP since 1996; Director of Millennium since 1998; Director of UES since 2004; UniSource Energy Lead Director since 2005. Board member since 1996. Age 72.

Robert A. Elliott (1)(3)(5)

President and owner of The Elliott Accounting Group since 1983; Director and Corporate Secretary of Southern Arizona Community Bank since 1998; Television Analyst/Pre-game Show Co-host for Fox Sports Arizona since 1999; Chairman of the Board of Tucson Metropolitan Chamber of Commerce from 2002 to 2003; Treasurer of Tucson Urban League from 2002 to 2003; Chairman of the Board of Tucson Urban League from 2003 to 2004; Chairman of the Board of the Tucson Airport Authority from January 2006 to January 2007; Director of TEP since May 2003. Board member since 2003. Age 51.

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Daniel W. L. Fessler (2)(3)(5)

Professor Emeritus of the University of California; Partner in the law firm of LeBoeuf, Lamb, Greene & MacRae LLP from 1997 to 2003; previously served on the UniSource Energy and TEP boards of directors from 1998 to 2003; Managing Principal of Clear Energy Solutions, LLC since December 2004; Director of TEP since 2005. Board member since 2005. Age 65.

Kenneth Handy (1)(3)(4)

Retired Certified Public Accountant; former financial executive with Kaiser Permanente Medical Care Program, Oakland, California; Director of Millennium from 2001 to 2003; Director of TEP since 2001. Board member since 2001. Age 68.

Warren Y. Jobe (1)(2)(4)

Certified Public Accountant (licensed, but not practicing); Senior Vice President of Southern Company from 1998 to 2001; Director of WellPoint Health Networks, Inc. from 2001 to December 2004; Director of WellPoint, Inc. since December 2004; Director of HomeBanc Corporation since 2004; Trustee of STI Classic Funds since 2004; Director of TEP since 2001; Director of Millennium from 2001 to 2003. Board member since 2001. Age 66.

Joaquin Ruiz (1)(2)(5)

Professor of Geosciences, University of Arizona since 1983; Associate Editor, “Geology,” Geological Society of America from 2000 to 2002; Dean, College of Science, University of Arizona since 2000; Chair, Search Committee for the Dean of College of Education, University of Arizona from 2002 to 2003; Member of Board of Natural Resources of the National Research Council from 2002 to 2005; Member, Human Resources Committee, American Geological Institute from 2000 to 2005; Member, Governing Board, Instituto Nacional de Astronomia, Optica y Electronica, Mexico since 2003; Board Member, Center to Improve Diversity in Earth Systems Sciences, Inc. since 2003; Member of Board of Earth Sciences, National Research Council of the National Academy of Sciences since 2005; Associate Editor, “American Journal of Science” since 2005; Associate Editor, American Presidents Advisory Board of Research Corporation since 2005; TEP Board Member since 2005; UES Board member since 2005. Board Member since 2005. Age 55.
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(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Corporate Governance and Nominating Committee.
(4) Member of the Finance Committee.
(5) Member of the Environmental, Safety and Security Committee.

The Board recommends that you vote “FOR” these nominees.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee has selected PricewaterhouseCoopers, LLP (“Pricewaterhouse”) as the Company’s independent auditor for the fiscal year 2007, and the Board is asking the shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Pricewaterhouse for ratification by shareholders as a matter of good corporate practice.

Under Arizona law, if a quorum of shareholders is present at the Meeting, the ratification of the selection of PricewaterhouseCoopers as independent auditor for 2007 will require that the votes cast in favor of its ratification

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exceed the votes cast against its ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting but are not counted and have no effect on the results of the vote for independent auditor.

The Board recommends that you vote “FOR” the ratification of the selection of the independent auditor.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is made up of six directors who are independent based upon independence criteria established by our Board, which criteria are in compliance with applicable NYSE listing standards. The Board previously adopted a written charter for the Compensation Committee. The Compensation Committee Charter is available for inspection on the Company’s website at www.UNS.com. The Compensation Committee is in compliance with its charter.

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section required by Item 402(b) of SEC Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the 2007 Proxy Statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Harold W. Burlingame, Chair
Barbara M. Baumann
John L. Carter
Daniel W. L. Fessler
Warren Y. Jobe
Joaquin Ruiz

The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of UniSource Energy’s compensation programs and should not be understood to be statements of management’s estimates of results or other guidance. UniSource Energy specifically cautions investors not to apply these statements to other contexts.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY

Objectives of the Compensation Program

We base our executive compensation policies and decisions with respect to our Named Executives on the achievement of the following objectives:

1.	Attract, motivate and retain highly-skilled executives;

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2.
Link the delivery of compensation to the achievement of critical short- and long-term financial and strategic  objectives, creation of shareholder value and provision of safe, reliable and economically available electric  and gas service;

3.	Align the interests of management with those of our stakeholders and encourage management to think and act like owners, taking into account the interests of the public that the Company serves;

4.	Maximize the financial efficiency of the compensation program to avoid unnecessary tax, accounting and cash flow costs; and

5.	Encourage management to achieve outstanding results through appropriate means by delivering compensation in a manner consistent with established and emerging corporate governance best practices.

In support of the above objectives, UniSource Energy provides a balanced total compensation program that consists of four components:

•	base salary;
•	short-term performance-based incentive compensation;
•	long-term performance-based incentive compensation; and
•	benefits and perquisites.

Each of these components is described in more detail below and in the narrative and footnotes to the supporting tables. The following illustrates how the above objectives are reflected in our compensation program:

Attracting, Retaining and Motivating Executive Talent

In support of our objective to attract, retain and motivate highly-skilled employees, we provide our Named Executives with compensation packages that are competitive with those offered by other electric and gas services companies of comparable size and complexity.

The Compensation Committee generally targets base salary and short-term incentive opportunities, as well as the allocation among those elements of compensation for the Named Executives, at the median market rates of selected comparable companies. Long-term incentive opportunities are targeted at the 75th percentile of such market rates. Target compensation for individual executives range above or below those benchmarks based on a variety of factors, including each executive’s skill set and experience relative to the general market, the importance of the position to the Company and the difficulty of replacing the executive, and the executive’s past and expected future contribution to our success.

In addition to providing competitive direct compensation opportunities, the Company also provides certain indirect compensation and benefits programs that are intended to assist in attracting and retaining high quality executives. These programs include pension and retirement programs and are described in more detail below and in the narratives that accompany the tables that follow this Compensation Discussion and Analysis section.

Linking Compensation to Performance

Our compensation program seeks to link the actual compensation earned by our Named Executives to their performance and that of the Company. We achieve this goal primarily through two elements of our compensation package: (i) short-term cash awards and (ii) equity-based compensation. To ensure that the most senior executives are held most accountable for achieving our financial, operational and strategic objectives and for creating shareholder value, we believe that the percentage of pay at risk should increase with the level of responsibility within the Company. The target amounts of performance-based pay programs (i.e., cash incentive and equity-based compensation) comprise approximately 55% to 65% of the total direct compensation opportunity for our Named Executives. Non-variable compensation, such as salary and perquisites, are de-emphasized in the total compensation program to reinforce the linkage between compensation and performance.

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Aligning the Interests of our Named Executive Officers with Stakeholders

Our compensation program also seeks to align the interests of our Named Executives with those of our key stakeholders, including customers, employees and shareholders. We use the short-term incentive compensation component to focus the Named Executives on the importance of providing safe and reliable customer service, creating a safe work environment for our employees and improving financial performance by linking a significant portion of their short-term cash incentive compensation to achievement of these objectives. We primarily rely on the equity compensation element of our compensation package to align the interests of the Named Executives with those of shareholders through a mix of stock options and stock awards that vest based on the achievement of performance goals set by the Compensation Committee. We also encourage senior executives to accumulate a substantial stake in the Company.

Maximizing the Financial Efficiency of the Program

In structuring the total compensation package for our Named Executives, the Compensation Committee evaluates the accounting cost, cash flow implications and tax deductibility of compensation to mitigate financial inefficiencies to the greatest extent possible. For instance, as part of this process, the Compensation Committee evaluates whether compensation costs are fixed or variable and places a heavier weighting on variable pay elements to calibrate expense with the achievement of operating performance objectives and delivery of value to shareholders. In addition, the Compensation Committee takes into account the objective of having the incentive-based compensation components qualify for tax deductibility under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). See discussion under “Impact of Regulatory Requirements” on page 19. The Compensation Committee also considers the cash flow and share dilution implications of cash versus equity-based incentive plans. In managing overall costs under the variable incentive plans, the Compensation Committee sets annual budgets with regard to total expense and the dilutive impact on shareholders. These budgets are set at levels determined to be reasonable and sustainable by the Company in relation to costs incurred by peer companies.

Adhering to Corporate Governance Best Practices

The Compensation Committee seeks to continually update the executive officer compensation program to reflect corporate governance best practices. For example, the Compensation Committee has established formal stock ownership guidelines that encourage each Named Executive to accumulate a meaningful amount of Company stock. Additionally, equity-based awards contain a “double-trigger” vesting provision, which provides for accelerated vesting in the event of a future change in control only if the executive is adversely impacted by the transaction.

As the Compensation Committee analyzes and discusses executive compensation in its meetings, it considers certain factors for purposes of establishing salaries and variable compensation opportunities. Factors that are considered in its assessment include the following:

•
total compensation, taking into account all equity awards granted since the executive started with the Company, total wealth accumulation and future compensation opportunities, as depicted in tally sheets;

•	internal pay equity;
•	stock ownership and retention policies, including hold-until-retirement policies;
•	competitive environment for Named Executives, and what relevant competitors pay; and
•	the need to provide each element of compensation and the amounts targeted and delivered.

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Benchmarking

To provide a foundation for the executive compensation program, UniSource Energy participates in an annual executive compensation survey of the energy services industry and periodically reviews the senior executive compensation levels and practices among a peer group of companies intended to represent our competitors for business and talent. The peer group is reviewed periodically and includes the 16 electric and gas utility companies named below that are comparable to UniSource Energy in terms of size as measured by annual revenues and market capitalization. UniSource Energy’s revenues and market capitalization are generally consistent with the median of the peer companies.

AGL Resources Inc.	DPL Inc.	Northwest Natural Gas Co.	Southern Union Co.
Avista Corp.	Duquesne Light Company	Otter Tail Power Company	Southwest Gas Corp.
CH Energy Group Inc.	El Paso Electric Co.	PNM Resources Inc.	UIL Holdings Corp.
Cleco Corporation	IDACORP Inc.	South Jersey Industries	Westar Energy Inc.

A comprehensive review of UniSource Energy’s executive compensation levels and aggregate long-term incentive cost and share usage practices relative to peer group was most recently conducted in October 2005.

The benchmark information is supplemented with information from Frederic W. Cook and Co., Inc., the independent consultant retained by the Compensation Committee, relating to general market trends, changes in regulatory requirements related to executive compensation and emerging best practices in corporate governance.

ELEMENTS OF COMPENSATION

Base Salary

We believe that competitive base salaries are necessary to attract and retain executive talent critical to achieving the Company’s business goals. In general, our Named Executives’ base salaries are targeted to the median of the benchmark companies described above. However, individual salaries can and do vary from the benchmark median data based on such factors as individual performance, potential for future advancement, the importance of the executive’s position to the Company and the difficulty of replacement, current responsibilities, length of time in the current position, and, for recently hired executives, their prior compensation packages.

Increases to Named Executives’ base salaries are considered annually by the Compensation Committee. In approving base pay increases for executives other than the CEO, the Compensation Committee also considers recommendations made by the CEO.

In December 2006, the Compensation Committee approved the following base salary increases for the Named Executives for 2007:

Name	2006 Base Pay	Approved 2007 Base Pay
James S. Pignatelli	$670,000	$695,000
Kevin P. Larson	$290,000	$300,000
Dennis R. Nelson	$290,000	$295,000
Michael J. DeConcini	$290,000	$300,000
Raymond S. Heyman	$290,000	$300,000

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Short-Term Incentive Compensation (Cash Incentive Awards)

The Compensation Committee provides for short-term incentive compensation payments under the Performance Enhancement Plan (“PEP”) in order to tie a significant portion of the Named Executives’ annual compensation to the Company’s annual financial and operational performance. Each year the Compensation Committee establishes targets that are expressed as a percentage of salary, objective performance criteria that must be met in order for payouts to be made and other terms and conditions of awards under the PEP. Each of these components is discussed below. We typically approve short-term incentive metrics in the first quarter.

The Compensation Committee generally attempts to align target cash incentive opportunities for each Named Executive with the median rate for equivalent positions at the benchmark companies. In 2006, target incentive opportunities under the PEP for the Named Executives ranged from 50% to 80% of base salary, depending on position and were payable in cash. Depending upon achievement of the objective performance goals, a Named Executive’s actual payout may be above or below the targeted amount. The maximum potential award for any participant in the PEP, including the Named Executives, was 150% of the target cash incentive amount. For years prior to 2007, the Compensation Committee had the discretion to increase, reduce or eliminate an award regardless of whether the performance goals applicable to the Named Executive’s incentive award have been achieved.

In 2006, the performance criteria approved by the Compensation Committee and applicable to all Named Executives and other non-union employees were earnings per share (“EPS”), cost containment (“O&M”) and customer service and core business goals relating to customer service, regulatory, reliability and safety. The customer service and core business goals included, among others, customer service response time average at or below 3 minutes, community service of at least 35,000 hours volunteered by employees, Springerville Unit 3 and Luna generation project implementation, various operational reliability goals, and OSHA incident rates at or below national average. The EPS and O&M goals were weighted 30% each and the operational goals were weighted 40%. The EPS range was $1.65 to $2.05 per basic share, the O&M expense range was $228 million to $238 million, and the customer service and core business goals range was 200 to 600 points (which are calculated in accordance with a formula that takes into account the relative weighting of each customer service or core business goal). Each of the three major goals had an individual threshold, and payouts under the PEP can occur along a range of 15% to 150% of target. These measures and the individual weightings were selected by the Compensation Committee to ensure an appropriate focus on profitable growth and expense control, as well as operational and customer service excellence. We believe that the cash incentive compensation plan represents the interests of various stakeholders, including customers, employees, and shareholders.

For 2006 performance, the Company achieved its basic EPS goal at a level of 115% of target, or $1.91 per share, its cost containment goal at 75% of target, or $235.5 million, and its customer service and core business goals at 100% of target, or 400 points. Accordingly, the total weighted achievement level was 97% of target for 2006. In February 2007, the Compensation Committee determined that the cash incentive funding under the PEP would be 100%, with adjustments made to individual Named Executive’s awards to reflect individual performance. See Footnote 3 of the Summary Compensation Table for the payouts under the 2006 PEP awards.

In February 2007, the Compensation Committee approved the short-term PEP program for 2007. The structure of the 2007 program remains the same as 2006, but certain changes were made, including replacement of Basic EPS with Diluted EPS and greater emphasis on customer service, safety and core business goals.

Long-Term Incentive Compensation (Equity Awards)

We provide long-term incentives in the form of various types of equity awards to help achieve several key compensation objectives. We believe that equity awards, in tandem with our executive stock ownership guidelines discussed below, encourage ownership of Company stock by executive officers, which in turn aligns the interest of

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those officers with the interest of our shareholders. In addition, the vesting provisions applicable to the awards encourage a focus on long-term operating performance, link compensation expense to the achievement of multi-year financial results and help to retain executive officers.

The UniSource Energy Corporation 2006 Omnibus Stock and Incentive Plan (the “2006 Omnibus Plan”) was approved by our shareholders in 2006 and permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units. This plan gives the Company flexibility in providing competitive long-term incentive compensation.

Annually, during the first quarter, the Compensation Committee approves the long-term incentive awards to be granted for the upcoming year. This includes the type of equity to be granted, as well as the size of the awards for Named Executives. In determining the type and aggregate size of awards to be provided, as well as the performance metrics that will apply, the Compensation Committee considers the strategic goals of the Company, trends in corporate governance, accounting impact, tax deductibility, cash flow considerations, the impact on EPS and the number of shares that would be required to be allocated for the award and the resulting impact to shareholders.

Long-term incentive opportunities are expressed as a multiple of salary. The long-term incentive multiple is then applied to the Named Executive’s base salary to determine the size of the award. The long-term incentive multiple, which is 100% for each Named Executive, was established in 2003 to retain the executives in light of a then pending merger. The value of the Named Executives’ long-term incentive multiples, which is generally consistent with the 75th percentile of benchmark practice, has been maintained for the Named Executives to strengthen the retention value of the compensation program following the termination of the proposed merger transaction in 2004. The impact of the proposed merger transaction on executive officer compensation is described in greater detail in “Elements of Post-Termination Compensation - Change in Control”.

During 2004 and 2005, the Company did not have shares available for stock awards under a shareholder approved incentive plan so it adopted a cash incentive based long-term incentive plan (“LTIP”) during that period. Under the 2004 LTIP, the Named Executives received payouts based on the achievement of three performance goals during 2004, which were EPS, TEP operating cash flow and UniSource Energy consolidated operating cash flow. The achievement level for the 2004 performance period was 120% of target and the Named Executives received payouts beginning in 2005 in three installments under the 2004 LTIP, the last of which is reflected in the Summary Compensation Table below. The 2005-2007 LTIP is based on the achievement of two performance goals, EPS and UniSource Energy consolidated operating cash flow, over the three-year period 2005-2007. Actual 2005 and 2006 results, together with projections for 2007, indicate that the three-year performance results will likely fall short of the threshold payout level.

For 2006, management recommended and the Compensation Committee approved long-term incentive awards consisting of stock options and performance shares. We believe that our long-term incentive program is well-balanced in that it focuses the Named Executives on increasing shareholder value and achieving longer-term financial goals. Options are designed, in part, to reward longer term success in Company performance that is reflected in increases in share price and performance shares are designed, in part, to reward achievement of financial performance objectives whether or not reflected in actual share price in the short term. In addition, performance shares support important financial efficiency objectives by ensuring that cost is variable and incurred by the Company only to the extent that financial goals are achieved.

The 2006-2008 performance share awards are tied to the achievement of Basic EPS (defined as EPS applied to undiluted outstanding shares) and cash flow goals over a three-year performance period. These goals were selected since they are considered to be the most significant drivers of long-term value creation for our shareholders. The goals are equally weighted and the Named Executives can earn 0% to 150% of the target shares based on actual achievement of the goals. Under the 2006-2008 long-term award, a cumulative Basic EPS range of $5.80 to $6.38 and a cumulative cash flow from operations range of $879.6 million to $901.1 million must be achieved over the 2006-2008 period in order to meet their target. For 2006, Basic EPS was $1.91 per share and cash flow was $282.5

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million which will contribute towards the cumulative three-year performance period. These targets and goals are disclosed in the limited context of UniSource Energy’s compensation programs and should not be understood to be statements of management’s estimates of results or other guidance. UniSource Energy specifically cautions investors not to apply these statements to other contexts. See the Grants of Plan-Based Awards Table on page 22 for the minimum, target and maximum awards for each of the Named Executives.

The 2006-2008 stock option and performance awards were made in May 2006 following shareholder approval of the 2006 Omnibus Plan. Future long-term incentive awards are expected to be granted by the Compensation Committee during the first quarter following the close of the fiscal year. When the Compensation Committee approves grants of plan-based equity awards, the exercise price is set at the market closing price of UniSource Energy common stock on the date that the grant is made, consistent with recent developments in SEC rules and guidelines. Awards are not coordinated with the release of material non-public information.

In addition, the Company does not typically provide for off-cycle stock option grants and has no specific number of shares under the 2006 Omnibus Plan set aside for such grants. However, occasionally in connection with a new hire of an executive, such a grant may be made to the extent approved by the Compensation Committee. The exercise price of any off-cycle option granted to a newly hired executive will be the closing market price on the date that the Compensation Committee approves any such award, consistent with the pricing practices associated with on-cycle plan-based equity awards.

Stock option grants and performance share awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, which ensures that awards granted to the CEO and other Named Executives are tax deductible by the Company.

In March 2007, the Compensation Committee approved awards of stock options and performance shares to the Named Executives under a 2007-2009 stock option and performance award. The terms of the stock options and the design of the performance share plan are similar to the 2006-2008 long-term incentive program described above and in the footnotes to the Grants of Plan-Based Awards Table, although for the 2007-2009 long-term award, Diluted EPS has replaced Basic EPS.

OTHER COMPENSATION

Perquisites

The Company provides Named Executives with limited personal benefits and perquisites. These are not tied to any formal individual or Company performance criteria but are intended to enhance the attraction and overall retention value of the executive compensation program and be responsive to similar benefits provided to executives and other key personnel in other similar companies in the industry. Executive officers, along with managers and certain other supervisory personnel, are provided with the use of a vehicle and related vehicle operating costs of fuel and car insurance are paid for by the Company. In addition, the Company from time to time reimburses certain executives for business or similar social club initiation fees and periodic special assessments. Finally, the Company also reimburses executives for the travel expenses of their spouses incurred in connection with the annual Board strategic retreat. For identification of specific perquisites and associated values that are set forth in accordance with applicable SEC requirements, refer to the Summary Compensation Table on page 20.

Retirement Benefits

Our Named Executives are also eligible to participate in certain employee benefits plans and arrangements offered by the Company. These include the Tucson Electric Power Company 401(k) Plan, the Tucson Electric Power Company Salaried Employees Retirement Plan (the “Retirement Plan”), the Tucson Electric Power Company Excess Benefits Plan (the “Excess Benefits Plan”) and the Management and Directors Deferred Compensation Plan (the “DCP”). A description of the pension and other retirement plans is provided under “Elements of Post-Employment Compensation-Retirement and Other Benefits,” below.

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ELEMENTS OF POST-EMPLOYMENT COMPENSATION

Termination and Change in Control

In 1998, TEP, a wholly owned subsidiary of the Company, entered into Change in Control Agreements (“Change in Control Agreements” or “Agreements”) with all of the then Named Executives to help keep them focused on their work responsibilities during the uncertainty that accompanies a change in control, to provide benefits for a period of time following certain terminations of employment after a change in control event or transaction and to help us attract and retain key personnel.

For the purpose of the Agreements, a change in control includes the acquisition of beneficial ownership of 30% of the common stock of UniSource Energy, certain changes in the Board, approval by the shareholders of certain mergers or consolidations or certain transfers of the assets of UniSource Energy. The Agreements provide that each officer shall be employed by TEP or one of its subsidiaries or affiliates, in a position comparable to his current position, with compensation and benefits, which are at least equal to his then current compensation and benefits, for an employment period of five years after a change in control (subject to earlier termination due to the officer’s acceptance of a position with another company or termination for cause).

The Agreements are in effect until the later of: (i) five years after the date either TEP or the officer gives written notice of termination of the Agreement, or (ii) if a change in control occurs during the term of the Agreements, five years after the change in control. On March 29, 2004, a change in control occurred for purposes of the Agreements when our shareholders, at a special meeting, approved the acquisition agreement that provided for an affiliate of Saguaro Utility Group L.P. to acquire all of our outstanding shares of common stock.

On March 3, 2005, TEP provided the officers of the Company with written notice of termination of the Agreements effective March 3, 2010, the fifth anniversary of the date of the written notice of termination. In December 2006, the CEO of the Company and one other Named Executive, Dennis R. Nelson, waived all rights they otherwise would have had for the remaining effective period under their Agreements and terminated the Agreements to which they and TEP had been party.

During the remaining term of the Agreements currently in effect, in the event that an officer’s employment is terminated by TEP (with the exception of termination due to the officer’s acceptance of another position or for cause), or if the officer terminates employment because of a reduction in position, responsibility, compensation or for certain other stated reasons prior to March 3, 2010, the officer is entitled to severance benefits in the form of: (i) a lump sum payment equal to the present value of three times the sum of annual salary and target bonus (“cash severance”), (ii) the present value of the additional amount (including any amount under the Excess Benefits Plan) the officer would have received under the Retirement Plan if the officer had continued to be employed for the five-year period after a change in control occurs, plus (iii) the present value of any employee award under the 2006 Omnibus Plan or any successor plan, which is outstanding at the time of the officer’s termination (whether vested or not), prorated based on length of service.  Such officer is also entitled to continue to participate in TEP’s health, death and disability benefit plans for five years after the termination. The Agreements further provide that TEP will make a payment to the officer to offset any golden parachute excise taxes that may be imposed in accordance with Code sections 280G and 4999. Any payments made in respect of such excise taxes are not deductible by us. Cash severance would also be paid under the Agreements if an officer dies or becomes disabled prior to March 3, 2010. Refer to “Potential Payments upon Termination or Change in Control” on page 27 for quantification of potential amounts payable under the Agreements.

Beginning in 2006, all long-term incentive awards contain a “double trigger” vesting provision, which provides for accelerated vesting only if outstanding awards are not assumed by an acquirer or the Named Executive is terminated without cause within 24 months of a change in control. The double trigger, which is viewed as a corporate governance “best practice”, ensures that the Named Executives do not receive accelerated benefits unless they are adversely affected by the change in control.

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Other than the Agreements described above, we have not entered into any other severance agreements or employment agreements with any Named Executives except that in December 2006, TEP entered into an employment agreement for a term of six months with Dennis R. Nelson in conjunction with the termination of his Change in Control Agreement. At the time the Company and Mr. Nelson entered into such agreement, Mr. Nelson announced his intention to retire in June 2007. The employment agreement with Mr. Nelson, Senior Vice President, Utility Services, terminates upon his retirement on June 1, 2007. The employment agreement provides that TEP will pay Mr. Nelson a fixed salary of not less than his current annual salary of $295,000, subject to periodic review and increase by the Board of Directors, and for Mr. Nelson’s continued participation in TEP’s compensation and employee benefit plans. The agreement provides that TEP will pay Mr. Nelson a severance payment in the event that TEP terminates Mr. Nelson’s employment for reasons other than cause, disability or death, or, if Mr. Nelson terminates his employment following (1) a material reduction of his responsibilities; (2) a material reduction of compensation; (3) relocation or reassignment beyond 50 miles from the location that he works currently; or (4) certain liquidation, dissolution, consolidation or merger transactions involving the company. Severance is to be paid in a lump sum cash payment and the amount will equal any annual target bonus owing but unpaid for 2006, $300,000 (less any amount paid in respect of the 2006 target bonus), and a prorated annual target bonus for the year of the termination. In addition, the agreement provides that Mr. Nelson will receive service credit for eligibility and benefits purposes until June 1, 2007 and will be entitled to participate in the Company retiree medical plan regardless of the actual date his employment is terminated.

The Compensation Committee and the Board are currently in the process of evaluating future alternatives associated with change-in-control protection that may be offered to Named Executives who have not been party to a Change in Control Agreement. For additional information on amounts that would be payable to those Named Executives who currently have Agreements still in effect, refer to the Potential Payments upon Termination or Change in Control Table on page 27.

Retirement and Other Benefits

Benefits Generally

The Company offers retirement and other core benefits to its employees, including executive officers, in order to provide them with a reasonable level of financial support in the event of illness or injury and to enhance productivity and job satisfaction. The benefits are the same for all employees and executive officers and include medical and dental coverage, disability insurance and life insurance. In addition, the Tucson Electric Power Company 401(k) Plan and the Retirement Plan provide a reasonable level of retirement income reflecting employees’ careers with the Company. All employees, including executive officers, participate in these plans; the cost of these benefits (other than the Retirement Plan) is partially borne by the employee, including each executive officer. To the extent that any officer’s retirement benefit exceeds Internal Revenue Service (“IRS”) limits for amounts that can be paid through a qualified plan, the Company also offers non-qualified retirement plans, including the Excess Benefits Plan and the DCP. These plans provide only the difference between the calculated benefits and the IRS limits.

Tucson Electric Power Company Excess Benefits Plan

The Retirement Plan is subject to Code limitations on the amount of compensation that can be taken into account and on the amount of benefits that can be provided. The Excess Benefits Plan provides retirement benefits to officers in addition to the maximum amount of benefits payable under the Retirement Plan. The Excess Benefits Plan retirement benefit is calculated generally using the same pension formula as the Retirement Plan formula but with some modifications. Compensation for purposes of the Excess Benefits Plan is determined without regard to IRS limits on compensation and by including voluntary salary reductions to the DCP, and any annual incentive payment received under the PEP. The retirement benefit payable from the Excess Benefits Plan is reduced by the benefit payable to that person from the Retirement Plan.

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Benefits under the Excess Benefits Plan are provided to officers but, with limited exceptions, are not generally available to other employees. These benefits are not tied to any formal individual or Company performance criteria but are intended to enhance the attraction and retention value of the executive compensation program and are consistent with similar competitive compensation benefits made available to executives in the industry.

UniSource Energy Corporation Management and Directors Deferred Compensation Plan

The DCP allows participants (which include directors, officers and managers) the opportunity to accumulate tax-deferred capital by allowing them to defer a portion of their pay on a pre-tax basis. A participant may elect to defer a percentage of his salary or any bonus up to 100%.

The DCP provides Named Executives and other participants with the opportunity to defer a portion of their base salary and bonus into various investment alternatives, including UniSource Energy stock units. Additionally, we credit the DCP accounts of executives participating in our 401(k) Plan with the additional amount of UniSource Energy matching contributions that the participant would have been entitled to under our 401(k) Plan but for certain Code limits. We believe this plan assists with our attraction and retention objectives since it provides an industry-competitive and tax-efficient benefit to our executives. The DCP is not funded by the Company and participants have an unsecured contractual commitment by the Company to pay amounts owed under the DCP. Additional details on the DCP are provided in the narrative and footnotes to the Non-Qualified Deferred Compensation Table on pages 26-27.

STOCK OWNERSHIP POLICY

To further support our objective of aligning management and shareholder interests, we adopted a formal stock ownership policy, which encourages all officers to accumulate a substantial ownership stake in Company shares. The policy has the following key features:

•
Participants are encouraged to accumulate Company shares with a target value of a multiple of their base salary, ranging from one times base salary for Vice Presidents to five times for our CEO. The Named Executives other than the CEO have a target value equal to three times their base salary.

•
If a participant has not yet reached the applicable target ownership requirement, he is expected to retain a portion of the net after-tax shares acquired from any stock option exercise, vesting of restricted stock or payments related to the performance share program. The applicable retention rates are 100% for the CEO, 50% for the other Named Executives and 25% for the other Vice Presidents.

•	Unexercised stock options, unvested stock options and unearned performance shares do not count towards meeting the ownership guidelines.

Annually, management provides a report to the Compensation Committee regarding the number and value of the shares held by each officer subject to the guidelines. As of December 31, 2006, all executives who were hired before 2005, including the CEO, have achieved their target ownership level; five officers appointed subsequently are making progress toward meeting the guidelines.

IMPACT OF REGULATORY REQUIREMENTS

Under Section 162(m) of the Code, certain items of compensation paid to the CEO and to each of the other Named Executives in excess of $1,000,000 annually are not deductible for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the shareholders. With respect to performance-based compensation, Section 162(m) of the Code requires that performance metrics be set within 90 days of the commencement of the performance period. Accordingly, the Compensation Committee schedules its meetings so that the incentive-based compensation programs designed to provide performance-based compensation, within the meaning of Code section 162(m), are approved during the first quarter of the year. To

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the extent that the Company complies with the performance-based compensation provision of Section 162(m), the awards granted to the CEO and other Named Executives are tax deductible by the Company.

The Compensation Committee believes that it is in the best interest of the Company to receive maximum tax deductibility for compensation paid to the Named Executives under Section 162(m) of the Code, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible under certain circumstances. The Company’s compensation plans reflect the Compensation Committee’s intent and general practice to pay compensation that the Company can deduct for purposes of federal income tax. Executive compensation decisions, however, are multifaceted. The Compensation Committee reserves the right to pay amounts that are not tax deductible to meet the design goals of our executive compensation program.

The Compensation Committee also considers other financial implications when developing and implementing the Company’s compensation program, including accounting costs, cash flow impact and potential share dilution.

SUMMARY COMPENSATION TABLE—2006

The following table sets forth summary compensation information for the year ended December 31, 2006 for our CEO, our Chief Financial Officer and three other most highly compensated Named Executives:

Name and Principal Position	Year ($)	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen-sation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
James S. Pignatelli Chairman, President and Chief Executive Officer	2006	666,923	95,476	339,742	867,500	210,550	17,646	2,197,837
Kevin P. Larson Senior Vice President and Chief Financial Officer	2006	288,462	41,317	32,671	259,184	74,313	15,352	711,299
Dennis R. Nelson Senior Vice President, Utility Services	2006	288,846	20,668	147,017	248,220	66,113	14,469	785,333
Michael J. DeConcini Senior Vice President and Chief Operating Officer, Transmission and Distribution	2006	288,462	41,317	32,671	265,196	38,573	14,768	680,987
Raymond S. Heyman Senior Vice President and General Counsel	2006	288,462	41,317	155,783	167,000	65,352	14,020	731,934

(1) The amounts included in the “Stock Awards” column represent the compensation expense recognized by the Company for performance share awards granted to the Named Executives in 2006, calculated in accordance with Statement of Financial Accounting Standards share based payment (revised 2004) (“FAS 123R”). The Company’s FAS 123R assumptions used in these calculations are set forth on pages 136-140 of our annual report

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on Form 10-K filed with the SEC on February 28, 2007 and available on the Company’s website at www.UNS.com.

(2) The amounts included in the “Option Awards” column represent the compensation expense recognized by the Company for stock option awards granted to the Named Executives in 2006 and a 2005 stock option award to Mr. Heyman, calculated in accordance with FAS 123R. The Company’s FAS 123R assumptions used in these calculations are set forth on pages 136-140 of our annual report on Form 10-K filed with the SEC on February 28, 2007 and available on the Company’s website at www.UNS.com. Since Mr. Pignatelli and Mr. Nelson are retirement eligible, their accruals were accelerated and expensed in 2006 rather than over a three-year vesting period.

(3) The Non-Equity Incentive Plan Compensation listed on this table reflects the second of three installments associated with the 2004 long-term incentive plan awards plus the payout under the 2006 PEP awards. The 2006 payouts under the 2004 long-term incentive plan awards were as follows: Mr. Pignatelli, $250,500; Mr. Larson, $92,184; Mr. Nelson, $110,220; Mr. DeConcini, $98,196. The PEP awards included in this column were paid during the first quarter of 2007 and are as follows: Mr. Pignatelli, $617,000; Mr. Larson, $167,000; Mr. Nelson, $138,000; Mr. DeConcini, $167,000; and Mr. Heyman, $167,000.

(4) This column reflects the change in the actuarial present value of the accumulated benefit under all defined benefit plans (the Retirement Plan and Excess Benefits Plan). Our non-qualified DCP does not provide participants with above-market earnings. Our non-qualified DCP offers participants a menu of investment options and these accounts provide participants with a return based on their selection of investment opportunities.

(5) The amounts in the “All Other Compensation” column include the following payments that we made on behalf of the Named Executives:

Name	Year	Car Benefit ($)	Qualified Plan 401(k) Matching Contributions ($)	Non-Qualified Plan 401(k) Matching Contributions ($)	Club Memberships ($)	Spouse Travel ($)	Total ($)
James S. Pignatelli	2006	1,566	9,900	5,100	1,080	0	17,646
Kevin P. Larson	2006	2,062	9,900	3,081	0	309	15,352
Dennis R. Nelson	2006	1,471	9,900	3,098	0	0	14,469
Michael J. DeConcini	2006	398	9,900	3,081	1,080	309	14,768
Raymond S. Heyman	2006	684	9,900	3,081	0	355	14,020

The “Car Benefits,” “Club Memberships,” and “Spouse Travel” columns include the incremental cost to the Company of such benefits. For the car benefit, the incremental cost includes the cost of fuel and maintenance of a vehicle provided to the Named Executive for personal use. The Company also pays for the auto insurance, but that cost is very small and cannot be quantified because the insurance is provided through a comprehensive policy that covers many insurable risks and the underwriters do not provide any cost allocation information. Spouse travel costs include airfare for the Named Executives’ spouses for the annual Board retreat.

We have no employment agreements with our Named Executives other than a 6-month employment agreement with Mr. Nelson, which will expire in June 2007 when Mr. Nelson will be retiring. See discussion in “Elements of Post-Employment Compensation-Termination and Change in Control” at pages 17-18.

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GRANTS OF PLAN-BASED AWARDS—2006

The following table sets forth information regarding plan-based awards to our Named Executives in 2006. The compensation plans under which the grants in the following table were made are generally described in the “Compensation Discussion and Analysis” section, beginning on page 10 and include the UniSource Energy PEP, which provides for non-equity (cash) performance awards, and the 2006 Omnibus Plan, which provides for equity-based performance awards including stock options and performance shares.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards: Number of Securities Under-lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Closing Market Price on Grant Date ($/Sh) (4)	Grant Date Fair Value of Awards ($)(5)
		Thresh-old ($)(1)	Target ($)	Maxi- mum ($)	Thresh-old (#)	Target (#)	Maxi- mum (#)
James S. Pignatelli		268,000	536,000	804,000
	5/6/2006				5,580	11,160	16,740				316,832
	5/6/2006							46,010	30.55	30.57	339,742
Kevin P. Larson		72,500	145,000	217,500
	5/6/2006				2,415	4,830	7,245				137,124
	5/6/2006							19,910	30.55	30.57	147,017
Dennis R. Nelson		72,500	145,000	217,500
	5/6/2006				2,415	4,830	7,245				137,124
	5/6/2006							19,910	30.55	30.57	147,017
Michael J. DeConcini		72,500	145,000	217,500
	5/6/2006				2,415	4,830	7,245				137,124
	5/6/2006							19,910	30.55	30.57	147,017
Raymond S. Heyman		72,500	145,000	217,500
	5/6/2006				2,415	4,830	7,245				137,124
	5/6/2006							19,910	30.55	30.57	147,017

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(1) The amounts shown in this column reflect the range of payouts (50%-150%) targeted for 2006 performance under the Company’s PEP, as described in the “Short-Term Incentive Compensation” section of the Compensation Discussion and Analysis above. These amounts are based on the individual’s current salary and position. The amount of cash incentive actually paid under the PEP for 2006 is reflected in the Summary Compensation Table above.

(2) The amounts shown in this column reflect the range (50%-150%) of grants in the form of performance shares targeted for 2006 performance under the 2006 Omnibus Plan for long-term incentive compensation, as described in the “Long-Term Incentive Compensation” section of the Compensation Discussion and Analysis above.

(3) Stock options granted under the 2006 Omnibus Plan are described in the Outstanding Equity Awards at Fiscal Year-End Table below. Options are granted at 100% of the fair market value on the date of grant; they vest in one-third increments over a three year period and expire after 10 years.

(4) Exercise price for the May 5, 2006 stock option award was $30.55, which was the average of the high and the low price of the Company’s common stock on the NYSE on the grant date. The definition of the “Fair Market Value” in the UniSource Energy 2006 Omnibus Plan was amended in September 2006, from the average of the high and the low prices to the close on the date of grant to conform to new SEC rules and guidelines.

(5) This amount has been determined in accordance with FAS 123R based on the fair value of our common stock as of the grant date of $30.55 per share. For Mr. Nelson, 50% of the amount reflected in this column for his performance share grant is expected to be forfeited because of his retirement in June 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2006

The following table summarizes the number of securities underlying outstanding plan awards for each Named Executive as of December 31, 2006:

	Option Award (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
James S. Pignatelli	16,800		14.44	6/26/2007
	58,246		15.56	7/9/2008
	114,500		12.28	7/16/2009
	175,000		15.28	8/3/2010

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	150,000		17.91	8/2/2011
	150,000		18.12	1/2/2012
	21,226		17.84	5/9/2013
		46,010	30.55	5/5/2016
					8,370	305,756
Kevin P. Larson	6,200		15.56	7/9/2008
	4,500		12.28	7/16/2009
	17,000		15.28	8/3/2010
	20,000		17.91	8/2/2011
	35,000		18.12	1/2/2012
	7,783		17.84	5/9/2013
		19,910	30.55	5/5/2016
					3,623	132,330
Dennis R. Nelson		19,910	30.55	5/5/2016
					3,623	132,330
Michael J. DeConcini	4,000		15.56	7/9/2008
	8,900		12.28	7/16/2009
	40,000		15.28	8/3/2010
	30,000		17.91	8/2/2011
	40,000		18.12	1/2/2012
	8,137		17.84	5/9/2013
		19,910	30.55	5/5/2016
					3,623	132,330
Raymond S. Heyman	16,667	33,333	33.55	9/15/2015
		19,910	30.55	5/5/2016
					3,623	132,330

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(1) All options listed above vest at a rate of 33 1/3% per year over the first three years of the 10-year option term.

(2) Represents the market value of unearned performance shares calculated based on the prorated achievement of the EPS goal at target and the cash flow goal at threshold, taking into account the closing Company stock market price on December 31, 2006.

OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to the options exercised by our Named Executives during the year ended December 31, 2006:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
James S. Pignatelli	13,109	224,164
Dennis R. Nelson	163,952	2,497,882
Michael J. DeConcini	3,971	68,281

(1) Of shares exercised, the following amounts were due to options that otherwise would have expired during the year: James S. Pignatelli, 13,109 and Michael J. DeConcini, 3,971. Mr. Pignatelli and Mr. DeConcini retained all of the shares acquired through the exercise of the options indicated above.

(2) For options that are exercised in cashless transactions, we base this value on the spread between the exercise price and the actual price at which the shares of common stock are sold in the market. For options that are exercised and retained by the Named Executive, we base this value on the spread between the exercise price and the actual market price of our common stock at the time of exercise.

PENSION BENEFITS

The following table shows the present value of accumulated benefits payable to each of the Named Executives, including the number of years of service credited to each such Named Executive, under each of the Retirement Plan and the Excess Benefits Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements as set forth on pages 131-136 of the Company’s Annual Report on Form 10-K. Information regarding the Retirement Plan and the Excess Benefits Plan can be found under the heading “Retirement and Other Benefits” on page 18.

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Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James S. Pignatelli	Tucson Electric Power Salaried Employees Retirement Plan (1)	12.3	414,610	0
	Tucson Electric Power Excess Benefits Plan	12.3	3,934,623	0
Kevin P. Larson	Tucson Electric Power Salaried Employees Retirement Plan (1)	21.7	334,857	0
	Tucson Electric Power Excess Benefits Plan	21.7	302,193	0
Dennis R. Nelson	Tucson Electric Power Salaried Employees Retirement Plan (1)	28.4	542,386	0
	Tucson Electric Power Excess Benefits Plan	28.4	481,335	0
Michael J. DeConcini	Tucson Electric Power Salaried Employees Retirement Plan (1)	17.9	182,738	0
	Tucson Electric Power Excess Benefits Plan	17.9	242,757	0
Raymond S. Heyman	Tucson Electric Power Salaried Employees Retirement Plan (1)	1.3	21,453	0
	Tucson Electric Power Excess Benefits Plan	1.3	57,125	0

(1) The Retirement Plan is intended to meet the requirements of a qualified benefit plan for Code purposes, and is funded by the Company and made available to all eligible employees. The Retirement Plan provides an annual income upon retirement based on the following formula:

1.6% x years of service (up to 25 years) x final average pay

Final average pay is calculated as the average of basic monthly earnings on the first of the month following the employee’s birthday during the five consecutive plan years in which basic monthly earnings were the highest, within the last 15 plan years before retirement. Years of service are based on years and months of employment. A Retirement Plan participant is fully vested in his or her retirement benefit after five years of service. The maximum benefit available under the Retirement Plan is an annual income of 40% of final average pay (as defined above). Plan compensation for purposes of determining final average pay is limited by IRS compensation limits under Code Section 401(a)(17). For 2006, the limit was $220,000 in annual income.

NON-QUALIFIED DEFERRED COMPENSATION
UniSource Energy sponsors the DCP for directors, officers and certain other employees of UniSource Energy. Under the DCP, employee participants are allowed to defer up to 100% of base salary and cash bonuses and non-employee director participants are allowed to defer up to 100% of their cash compensation. This deferral plan also allows the executive employee participants to obtain the 401(k) Company match beyond the IRS-prescribed contribution and salary limitations of the Company’s 401(k) Plan. The Company makes contributions to the DCP coincident with the deferrals made by the participants. The deferrals are used to purchase trust owned life insurance which is held in a rabbi trust. The deferred amounts are valued daily as if invested in one or more of a number of investment funds, each of which may appreciate or depreciate in value over time. The choice of investment funds is determined by the individual participant.

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Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
James S. Pignatelli	120,000	4,550	234,262	0	1,575,648
Kevin P. Larson	0	1,961	5,635	0	33,963
Dennis R. Nelson	0	3,250	14,759	0	97,504
Michael J. DeConcini	0	2,456	3,554	0	21,602

(1) Represents contributions to the DCP by the Named Executives during the year. These amounts are included in the salary column of the Summary Compensation Table above.

(2) Represents the total market based earnings (losses) for the year on all deferred compensation under the plan based on the investment returns associated with the investment choices made by the Named Executive.

The following table shows the deemed investment options available, and the annual rate of return for the calendar year ended December 31, 2006, under the DCP.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Fidelity Retirement Money Market	4.82%	Fidelity Spartan Us Equity Index	15.72%
Fidelity Intermediate Bond	4.26%	Fidelity Growth Company	9.56%
Janus Flexible Bond	4.12%	Fidelity Low Price Stock	17.76%
Fidelity Asset Manager	9.19%	Janus Worldwide	17.90%
Fidelity Equity-Income	19.81%	UniSource Energy Corporation Stock	20.12%
Fidelity Magellan	7.22%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table and summary set forth potential payments payable to our current Named Executives upon termination of employment or a change in control. The table below reflects amounts payable to our Named Executives assuming their employment was terminated on December 31, 2006:

Name	If Retirement or Voluntary Termination Occurs (1)	If “Change In Control” Termination Occurs ($) (2)	If Death or Disability Occurs ($) (3)
James S. Pignatelli	0	0	275,140
Kevin P. Larson	0	2,770,779	119,062
Dennis R. Nelson	0	0	119,062
Michael J. DeConcini	0	2,758,085	119,062
Raymond S. Heyman	0	0	218,394

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(1) In the event of retirement or voluntary termination, each of the Named Executives would be entitled to receive vested and accrued benefits payable from the Retirement Plan and the Excess Benefits Plan, but no form or amount of any such payment would be increased or otherwise enhanced nor vesting accelerated with respect to such plans. In addition, no accelerated vesting of options or performance shares would occur. Retirement Plan and Excess Benefits Plan information for the Named Executives is set forth in the Pension Benefits Table above. Mr. Heyman is not vested in the retirement plans as of December 31, 2006.

(2) If a change in control occurs, and an officer’s employment is terminated by TEP (other than due to the officer’s acceptance of another position or for cause), or if the officer terminates employment because of a reduction in salary, responsibility, compensation or for certain other stated reasons, the officer is entitled to severance benefits. These include: a) severance payout, b) pro-rated bonus, c) accelerated vesting of stock options, d) performance shares payout, e) enhanced retirement benefits, f) medical benefits continuation, and g) tax gross-up. In December 2006, James S. Pignatelli and Dennis R. Nelson, waived all rights under their Change in Control Agreements and terminated the Agreements to which they and TEP had been party. Mr. Heyman does not have a Change in Control Agreement. For additional discussion on change in control agreements, refer to “Elements of Post Employment Compensation-Termination and Change in Control” on page 17 in the “Compensation Discussion and Analysis” section.

(3) Amounts in this column reflect the value of unvested options that would be accelerated upon the death or disability of the Named Executives. Amounts are calculated based on the difference between the market price of common stock at December 31, 2006 and the exercise price for all unvested options. There is no acceleration of performance shares. In addition, in the event of death, the Named Executive’s survivor would be entitled to receive a death benefit in the form of a lump sum or survivor annuity which is principally funded from the Retirement Plan and Excess Benefits Plan. The amount payable to the survivor would be less than the amount that would otherwise have been payable to the Named Executive had the Named Executive survived and received retirement benefits under the Retirement Plan and Excess Benefits Plan. There would be no enhancements as to form, amount or vesting of such benefits in the event of a Named Executive’s death. The survivor would also receive life insurance proceeds from the life insurance coverage provided by the Company under the employee life insurance benefit.

In addition, in the case of a termination of Mr. Nelson’s employment for reasons other than cause, disability or death, or if Mr. Nelson terminates his employment following (1) a material reduction of his responsibilities, (2) a material reduction of compensation, (3) relocation or reassignment beyond 50 miles from the location where he currently works, or (4) certain liquidation, dissolution, consolidation or merger transactions involving the Company, Mr. Nelson will be entitled to certain severance benefits. These benefits are described in “Elements of Post-Employment Compensation - Termination and Change in Control” on page 17.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans

Our only equity-based compensation plan that has not been approved by shareholders is the DCP. Shareholder approval of the DCP has not been required because the provisions of the DCP permit the Company to payout deferred shares accumulated under the DCP in the form of cash. Under the DCP, certain eligible officers and other employees selected for participation, and non-employee members of the Board, may elect to defer a percentage of the compensation or fees that would otherwise become payable to the individual for his services to us. We also credit DCP accounts of employees participating in our 401(k) Plan with the additional amount of UniSource Energy matching contributions that the participant would have been entitled to under the 401(k) Plan if certain Code limits did not apply to limit the amount of UniSource Energy matching contributions made under the 401(k) Plan. Each participant in the DCP may elect that his deferrals be credited in the form of deferred shares instead of cash. Deferred shares are bookkeeping entries that, when payable, will be paid in the form of an

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equivalent number of shares of UniSource Energy common stock, subject to shareholder approval prior to the issuance of any such shares, or in cash if the Company so elects. Deferred shares accrue dividend equivalents, credited in the form of additional deferred shares, as dividends are paid by UniSource Energy on its issued and outstanding common stock. Each participant elects the time and manner of payment (lump sum or installments) of his deferred shares under the DCP. Any shares used to satisfy our common stock obligations under the DCP will be shares that have been purchased on the open market. To date, payment of deferred amounts have been only in the form of cash.

Equity Compensation

The following table sets forth information as of December 31, 2006, with respect to UniSource Energy’s equity compensation plans.

Plan Category	Number of Shares of UniSource Energy Common Stock to be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options	Number of Shares of UniSource Energy Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity Compensation Plans Approved by Shareholders (1)	1,662,742 (2)	$18.59 (3)	2,020,778 (4)
Equity Compensation Plans Not Approved by Shareholders	60,292 (5)	--	-- (6)
Total	1,723,034	--	--

(1) The equity compensation plans approved by shareholders are the UniSource Energy Corporation 1994 Omnibus Stock and Incentive Plan (“1994 Stock and Incentive Plan”), the UniSource Energy Corporation 1994 Outside Director Stock Option Plan (the “1994 Directors Plan”) and the 2006 Omnibus Plan. The 1994 Stock and Incentive Plan and the 1994 Directors Plan were superseded by the 2006 Omnibus Plan. The 1994 plans remain in effect until all awards have expired or terminated or shall have been exercised or fully vested, and any stock thereto shall have been purchased or acquired.

(2) Includes options outstanding as to 1,388,328 shares, stock units, dividend equivalent stock units and restricted stock units (payable in an equivalent number of shares) outstanding as to 274,414 shares.

(3) Calculated based on the outstanding options and exclusive of outstanding stock units.

(4) The 1994 Stock and Incentive Plan expired in accordance with its terms, effective February 3, 2004. On March 30, 2006, the Compensation Committee terminated the 1994 Directors Plan effective January 1, 2006, contingent upon shareholder approval of the 2006 Omnibus Plan. The Compensation Committee further resolved that no awards would be issued under the 1994 Directors Plan after December 31, 2006 (once the 2006 Omnibus Plan was adopted). Awards authorized under the 1994 Directors Plan include options, restricted stock, stock units

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and dividend equivalents. The 2006 Omnibus Plan was approved by shareholders in May 2006. Both the 1994 Stock and Incentive Plan and the 1994 Directors Plan remain nominally in effect with respect to currently outstanding awards. No shares that were available to be issued under the 1994 Directors Plan at the time of its termination are available for awards under the 2006 Omnibus Plan with respect to awards that are forfeited, terminated, canceled or expired.

(5) Deferred shares credited under the DCP.

(6) There is no explicit share limit under the DCP. The number of shares to be delivered with respect to the DCP in the future depends on the levels of fees and compensation that participants elect to defer under the DCP. Any UniSource Energy shares used to satisfy our common stock obligations under the DCP will be shares that have been purchased on the open market.

DIRECTOR COMPENSATION

The following table summarizes the compensation earned by non-employee directors of the Company for the year ended December 31, 2006:

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($) (3)(4)(5)(6)	Total ($)
Lawrence J. Aldrich	44,000	40,000	84,000
Barbara M. Baumann	51,000	40,000	91,000
Larry W. Bickle	43,000	55,000	98,000
Elizabeth T. Bilby	44,000	40,000	84,000
Harold W. Burlingame	52,000	55,000	107,000
John L. Carter	58,000	60,000	118,000
Robert A. Elliott	53,000	50,000	103,000
Daniel W. L. Fessler	47,000	40,000	87,000
Kenneth Handy	53,000	58,333	111,333
Warren Y. Jobe	51,000	56,667	107,667
Joaquin Ruiz	43,000	40,000	83,000

(1) Mr. James S. Pignatelli, the President and CEO, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as director. The compensation received by Mr. Pignatelli as an employee of the Company is shown in the Summary Compensation Table.

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(2) In 2006, each non-employee director received a $20,000 annual cash retainer, $1,000 for each Board meeting attended and $1,000 for each committee meeting attended. For each of Lawrence J. Aldrich, Barbara M. Baumann, Elizabeth T. Bilby, Harold W. Burlingame, Kenneth Handy and Joaquin Ruiz, 100% of fees earned in 2006 were deferred into the DCP.

(3) Each non-employee director received an annual restricted stock unit award valued at $40,000 in 2006. Values reflected in the table are consistent with FAS 123R grant date fair value. The directors were awarded 1,309.5 restricted stock units on May 5, 2006, the date of the annual shareholder meeting, at a fair market value share price of $30.55. The restricted stock unit awards vest after one year and are distributed in January following termination of Board Service. The award price for the annual director equity award was the average of the high and the low of the Company’s common stock on the NYSE on the award date. The definition of the “Fair Market Value” in the 2006 Omnibus Plan was amended in September 2006, from the average of the high and the low price to the close on the date of grant in order to conform to new SEC rules and guidelines.

(4) The non-employee director committee chairpersons and Lead Director received retainers in the form of restricted stock units in 2006. The chairperson and Lead annual retainers were as follows: Audit and Lead Director, $20,000; all other committee chairs, $15,000.

(5) As of December 31, 2006, Mr. Aldrich held 4,020 stock units (including dividend equivalent stock units); Mrs. Baumann held 2,513 stock units (including dividend equivalent stock units). Mr. Bickle held 3,147 stock units (including dividend equivalent stock units); Mrs. Bilby held 4,448 stock units (including dividend equivalent stock units); Mr. Burlingame held 5,163 stock units (including dividend equivalent stock units); Mr. Carter held 3,785 stock units (including dividend equivalent stock units); Mr. Fessler held 3,078 stock units (including dividend equivalent stock units); Mr. Handy held 5,295 stock units (including dividend equivalent stock units); Mr. Jobe held 4,817 stock units (including dividend equivalent stock units); and Mr. Ruiz held 2,513 stock units (including dividend equivalent stock units).

(6) As of December 31, 2006, Mr. Aldrich held 8,358 stock options; Mr. Bickle held 11,558 stock options; Mrs. Bilby held 11,558 stock options; Mr. Burlingame held 11,558 stock options; Mr. Carter held 11,558 stock options; Mr. Elliott held 1,196 stock options; Mr. Fessler held 2,358 stock options; Mr. Handy held 6,358 stock options; and Mr. Jobe held 6,358 stock options.

In December 2006, the Board approved certain changes to the compensation of Board members, effective January 1, 2007. As a result, in 2007, each of the Board members will receive an annual cash retainer in the amount of $40,000; the Lead Director will receive a cash retainer of $20,000; the Audit Chair will receive a $10,000 cash retainer, the Compensation and Corporate Governance Committee Chairs will receive $7,500 cash retainers and all other committee Chairs will receive $5,000 cash retainers. Meeting fees of $1,000 per meeting attended (including committee meetings) will remain the same as in 2006. In addition, each director will receive an annual equity compensation amount equal to $45,000 in restricted stock units, which after a one year vesting period will convert to deferred stock units payable one year after retirement or termination of Board service.

CORPORATE GOVERNANCE

Board Meetings

In 2006, the Board held a total of seven regular and special meetings. Each director attended at least 75% of the aggregate total of Board meetings and meetings of committees of which they are a member. Additionally, the non-management Directors met at regularly scheduled executive sessions without management present. Mr. Carter, a non-management director, presided over and was the Lead Director at these executive sessions.

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The Company does not have a formal policy with respect to attendance of Board members at annual meetings of shareholders, but encourages such attendance. All of the Board members attended the 2006 Annual Meeting.

Board Communication

Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director may contact the Lead Director by mail, addressed to UniSource Energy Lead Director, c/o Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 2030, Tucson, Arizona 85701. The communications will be kept confidential and forwarded to the Lead Director. Communications received by the Lead Director will be forwarded to the appropriate director(s) or to an individual non-management director.

Shareholders or other interested parties wishing to communicate with the Board regarding non-financial matters may contact the Chairperson of the Corporate Governance and Nominating Committee either by mail, addressed to Chairperson, Corporate Governance and Nominating Committee, UniSource Energy Corporation, P.O. Box 31771, Tucson, Arizona 85751-1771, or by e-mail at unscorpgov@earthlink.net. Shareholders or other interested parties wishing to communicate with the Board regarding financial matters may contact the Chairperson of the Audit Committee either by mail, addressed to Chairperson, Audit Committee, UniSource Energy Corporation, P.O. Box 30201, Tucson, Arizona 85751-0201, or by e-mail at unscorpaudit@earthlink.net.

Items that are unrelated to a director’s duties and responsibilities as a Board member may be excluded from consideration, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, surveys and material that is determined to be illegal or otherwise inappropriate.

DIRECTOR INDEPENDENCE CRITERIA

The Board has adopted Director Independence Standards to comply with NYSE rules for determining independence, among other things, in order to determine eligibility to serve on the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The Director Independence Standards, amended as of February 9, 2007, are available on our website at www.UNS.com and are available in print to any shareholder who requests it.

No director may be deemed independent unless the Board affirmatively determines, after due deliberation, that the director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In each case, the Board broadly considers all the relevant facts and circumstances from the standpoint of the director as well as from that of persons or organizations with which the director has an affiliation and applies these standards.

Annually, the Board determines whether each director meets the criteria of independence. Based upon the foregoing criteria, the Board has deemed each director to be independent, with the exceptions of Mr. Bickle, Ms. Bilby and Mr. Pignatelli. In December 2006, the Board reviewed the independence criteria in connection with a reassessment of the independence status of Mr. Aldrich. In considering whether Mr. Aldrich is independent, the Board considered his prior relationship with Valley Ventures III, LP, a venture capital fund in which Millennium has invested. Mr. Aldrich had been a general partner of the company that manages Valley Ventures III, LP through December 2005, at which time Mr. Aldrich terminated his role and interest as a general partner, but maintained a non-voting financial interest in Valley Ventures III, LP. As a result of the termination of his role as a general partner, the Board concluded that the relationship no longer precluded the determination that he is

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independent. As a result of those deliberations and the application of the independence criteria, the Board determined that Mr. Aldrich is now independent. For each other director who is deemed independent, there were no other transactions, relationships or arrangements that were considered by the Board in determining that the director is independent. See “Transactions with Management and Others” below.

Board Committees

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee reviews and recommends corporate governance principles, interviews potential directors and nominates and recommends to the shareholders and directors, as the case may be, qualified persons to serve as directors. The Corporate Governance and Nominating Committee also reviews and recommends membership for all the committees to the Board and reviews applicable rules and regulations relating to the duties and responsibilities of the Board. Our Corporate Governance and Nominating Committee held four meetings in 2006 and was in compliance with its written charter.

The Corporate Governance and Nominating Committee identifies and considers candidates supplied by shareholders and Board members. The Corporate Secretary, as directed by the Corporate Governance and Nominating Committee, prepares portfolios for candidates that include confirmation of the candidate’s interest, independence, biographical information, review of business background and experience and reference checks. The Corporate Governance and Nominating Committee then evaluates candidates using, in large part, the criteria set forth in the next paragraph and any other criteria the Corporate Governance and Nominating Committee deems appropriate, and conducts a personal interview with each candidate. Upon completion of this process, formal invitations are extended to accept election to the Board.

The Corporate Governance and Nominating Committee has not adopted specific minimum qualifications with respect to a committee-recommended Board nominee, but desirable qualifications are set forth in the Corporate Governance Guidelines and include prior community, professional or business experience that demonstrates leadership capabilities, the ability to review and analyze complex business issues, the ability to effectively represent the interests of our shareholders while keeping in perspective the interests of our customers, the ability to devote the time and interest required to attend and fully prepare for all regular and special Board meetings, the ability to communicate and work effectively with the other Board members and personnel and the ability to fully adhere to any applicable laws, rules or regulations relating to the performance of a director’s duties and responsibilities.

While no formal policy exists, the Corporate Governance and Nominating Committee does consider recommendations for Board nominees received from our shareholders. The deadline for consideration of recommendations for next year’s annual meeting of the shareholders is December 4, 2007. Recommendations must be in writing and include detailed biographical material indicating the candidate’s qualifications and a written statement from the candidate of his willingness and availability to serve. Recommendations should be directed to the Corporate Secretary, UniSource Energy Corporation, One South Church Avenue, Suite 1820, Tucson, Arizona 85701. The Board will consider nominees on a case-by-case basis and does not believe a formal policy is warranted at this time due to a manageable volume of nominations.

Each member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent based upon independence criteria established by our Board, which criteria are in compliance with applicable NYSE listing standards.

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Compensation Committee

The Compensation Committee operates under the provisions of a committee charter, which can be found at www.UNS.com. The Compensation Committee Charter can be revised by action taken by the Compensation Committee. Under the terms of its charter, the Compensation Committee is required to consist of not fewer than three members of the Board who meet the independence requirements of the NYSE. In 2006, the Compensation Committee had six members who met those independence requirements.

In 2006, the Compensation Committee held six formal meetings, most of which were followed by an executive session in which management did not participate. The Compensation Committee Chair sets the agenda for each meeting, and in advance of each meeting reviews the agenda with management. The annual schedule of meetings is approved by the Board during the fourth quarter for the following year. In connection with Compensation Committee meetings, each Compensation Committee member receives a briefing book prior to each meeting that details each topic to be considered. The Compensation Committee Chair reports to the Board on Compensation Committee decisions and key actions following each meeting. The Compensation Committee members also complete a written assessment of the Compensation Committee’s performance, with the last such assessment completed in September 2006.

The Board of Directors has delegated authority to the Compensation Committee to set CEO compensation levels, and to review and approve compensation for all of the Company’s executives, including any equity compensation awarded under the 2006 Omnibus Plan. Under the terms of its charter, the Compensation Committee may delegate certain actions to management of the Company in connection with executive compensation. Day-to-day administration of director and executive compensation matters has been delegated to certain Company management personnel, with oversight provided by the Compensation Committee.

Compensation Consultant

The Compensation Committee has retained the services of Frederic W. Cook and Co., Inc. (“Cook”), a nationally recognized compensation consulting firm that serves as an independent advisor in matters related to executive compensation and benefits and director compensation. Representatives from Cook are available to Compensation Committee members on an ongoing basis and attend Compensation Committee meetings, as requested, either in person or telephonically. The Compensation Committee has sole discretion over the terms and conditions of the retention of consultants it retains. Cook maintains no other economic relations with the Company and does not provide any services to the Company other than those provided directly to the Compensation Committee.

The Compensation Committee Chair customarily provides assignments to Cook. In its role as executive compensation consultant to the Compensation Committee, Cook assists with peer group selection, the benchmarking of individual compensation levels, and the design of incentive plans and other compensation arrangements in which Company management participates. In furnishing this assistance, Cook provides competitive data and technical considerations, and recommends changes to the pay program and pay levels for consideration by the Compensation Committee.

Role of Executives in Establishing Compensation

Certain executives, including the CEO, the Chief Financial Officer (“CFO”) and the General Counsel to the Company, routinely attend regular sessions of Compensation Committee meetings. The CEO makes recommendations to the Compensation Committee with respect to changes in compensation for senior executive positions (other than the CEO) and payouts under the annual incentive plan. The CEO also makes suggestions to the Compensation Committee regarding the design of incentive plans and other programs in which senior management participates.

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The CFO provides information regarding short-term and long-term compensation targets, as well as updates on the progress of short- and long-term objectives. Additional Company personnel with expertise in and responsibility for compensation and benefits provide information regarding executive and director compensation, including cash compensation, equity awards, pensions, deferred compensation and other related information.

The Audit Committee

The Audit Committee reviews current and projected financial results of operations, selects a firm of independent registered public accountants to audit our financial statements annually, reviews and discusses the scope of such audit, receives and reviews the audit reports and recommendations, transmits its recommendations to the Board, reviews our accounting and internal control procedures with our internal audit department from time to time, makes recommendations to the Board for any changes deemed necessary in such procedures and performs such other functions as delegated by the Board. Our Audit Committee held seven meetings in 2006 and was in compliance with its written charter, as amended on December 2, 2005 and attached to this Proxy Statement as Appendix A.

Upon the recommendation of the Audit Committee, our Board adopted a Code of Ethics for our directors, officers and employees.

The Finance Committee

The Finance Committee reviews and recommends to the Board long-range financial policies, objectives and actions required to achieve those objectives. Specifically, the Finance Committee reviews capital and operating budgets, current and projected financial results of operations, short-term and long-range financing plans, dividend policy, risk management activities and major commercial banking, investment banking, financial consulting and other financial relations of UniSource Energy. Our Finance Committee held four meetings in 2006 and was in compliance with its written charter.

The Environmental, Safety and Security (“ESS”) Committee

The ESS Committee reviews the Company’s structure and operations to assess whether significant operating risks in the areas of environmental, safety and security have been identified and appropriate mitigation plans have been implemented. The ESS Committee also reviews the processes in place which are designed to ensure compliance with all environmental, safety and security related legal and regulatory requirements, as well as reviews with management the impact of proposed or enacted laws or regulations related to environmental, safety and security issues. Our ESS Committee held three meetings in 2006 and was in compliance with its written charter.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee during fiscal year 2006 were independent directors, and no member was an employee or former employee. No Compensation Committee member had any relationship requiring disclosure under “Transactions with Management and Others” on page 36. During fiscal year 2006, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer(s) served on our Compensation Committee.

Copies of Charters, Guidelines and Code of Ethics

A copy of the Audit, Compensation, Finance and Corporate Governance and Nominating Committee Charters, as well as our Corporate Governance Guidelines and Code of Ethics, are available on our Web site at www.UNS.com or may be obtained by shareholders, without charge, upon written request to Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714.

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TRANSACTIONS WITH MANAGEMENT AND OTHERS

Related Person Transactions Policy

In February 2007, the Board adopted a written policy on the review of related person transactions (which is available on our website at www.UNS.com) that specifies that certain transactions involving directors, nominees, executive officers, significant shareholders and certain other related persons in which the Company is or will be a participant and are of the type required to be reported as a related person transaction under Item 404 of Regulation S-K shall be reviewed by the Audit Committee for the purpose of determining whether such transactions are in the best interest of the Company. The policy also establishes a requirement for directors, nominees and executive officers to report transactions involving a related party that exceeds $120,000 in value. We are not aware of any transactions entered into since adoption of the policy that did not follow the procedures outlined in the policy.

Melissa O’Brien

For 2007, the Company has engaged Melissa O’Brien, who is the daughter of the CEO, to provide regulatory consulting services to the Company and its subsidiaries primarily related to energy regulatory matters. During 2006, Ms. O’Brien was affiliated with the Wrona Law Firm of Park City, Utah (“Wrona”). In 2006, Wrona billed the Company for services in the amount of approximately $100,000, all of which was for work performed by Ms. O’Brien. Prior to her employment with the Wrona Law Firm, Ms. O’Brien was employed by the Troutman Sander Law Firm as a regulatory attorney; in this capacity she represented utility companies in rate proceedings. In February 2007, Ms. O’Brien terminated her affiliation with Wrona and entered into a consulting agreement with the Company to continue providing regulatory services. It is anticipated that billings for Ms. O’Brien’s work in 2007 will exceed $100,000.

Haddington Energy Partners II LP

Millennium was authorized by its Board of Directors in 2000 to invest $15 million, in aggregate, over a three- to five-year period in Haddington Energy Partners II LP (“HEP II”). Mr. Bickle, a member of our Board, is a member and owns 30% of Haddington Ventures LLC, a private equity fund and the general partner of HEP II. Mr. Bickle also is a voting member of the investment committee that makes decisions with respect to Haddington Ventures investments. As of December 31, 2006, Millennium had invested $15 million under this commitment since its inception in exchange for approximately 31% ownership of the limited partner interest, and has received distributions of $15 million. Millennium continues to have an additional interest in two investments that have not been monetized. Millennium has no remaining funding commitment to Haddington. Millennium’s total investment balance in Haddington at December 31, 2006 was $5 million. Mr. Bickle has advised the Board that the approximate dollar value of his interest in Millennium’s investment is $313,000, contingent upon monetization of Millennium’s remaining interest in HEP II.

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AUDIT COMMITTEE REPORT

The Committee

The Audit Committee is made up of seven financially literate directors who are independent based upon independence criteria established by our Board, which criteria are in compliance with applicable NYSE listing standards. Our Board has determined that while each member of the Audit Committee has accounting and/or related financial management expertise, Mr. Handy is the Audit Committee financial expert for the purposes of Item 407(d)(5) of SEC Regulation S-K. In addition to Mr. Handy, there are four other financial experts on the Audit Committee. Each financial expert is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Board previously adopted a written charter for the Audit Committee. The Audit Committee Charter is included as Appendix A to this Proxy Statement. The Audit Committee has complied with its charter, including the requirement to meet periodically with our independent auditor, internal audit department and management to discuss the auditor’s findings and other financial and accounting matters.

In connection with our December 31, 2006 financial statements, the Audit Committee has: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with PricewaterhouseCoopers, LLP, our independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AIPCA, Professional Standards, Vol. 1 AU Sec. 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (iii) received from PricewaterhouseCoopers, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Company Accounting Oversight Board in Rule 3600T, and (iv) discussed with PricewaterhouseCoopers, LLP its independence.

Based on the review and discussions referred to in items (i) through (iv) of the above paragraph, the Audit Committee recommended to the Board that the audited financial statements for 2006 be included in the Annual Report on Form 10-K for filing with the SEC.

Pre-Approved Policies and Procedures

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee has adopted a policy pursuant to which audit, audit-related, tax and other services are pre-approved by category of service. Recognizing that situations may arise where it is in our best interest for the auditor to perform services in addition to the annual audit of our financial statements, the policy sets forth guidelines and procedures with respect to approval of the four categories of service designed to achieve the continued independence of the auditor when it is retained to perform such services for us. The policy requires the Audit Committee to be informed of each service and does not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to grant pre-approvals of audit and non-audit services requiring Audit Committee approval where the Audit Committee Chairman believes it is desirable to pre-approve such services prior to the next regularly scheduled Audit Committee meeting. The decisions of the Audit Committee Chairman to pre-approve any such services from one regularly scheduled Audit Committee meeting to the next shall be reported to the Audit Committee.

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Fees

The following table details fees paid to PricewaterhouseCoopers, LLP for professional services during 2005 and 2006. The Audit Committee has considered whether the provision of services to us by PricewaterhouseCoopers, LLP, beyond those rendered in connection with their audit and review of our financial statements, is compatible with maintaining their independence as auditor.

	2005	2006
Audit Fees	$1,939,820	$1,677,681
Audit-Related Fees	$59,875	$45,000
Tax Fees	$40,465	$4,470
All Other Fees	$3,228	$3,243
Total	$1,840,813	$1,601,213

Audit fees include fees for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services provided by PricewaterhouseCoopers, LLP in connection with the audit of the effectiveness of internal control over financial reporting and on management’s assessment of the effectiveness of internal control over financial reporting, comfort letters, consents and other services related to SEC matters and financing transactions, statutory and regulatory audits, and accounting consultations to the extent necessary for PricewaterhouseCoopers, LLP to fulfill their responsibilities under generally accepted auditing standards.

Audit-related fees during 2006 principally include fees for employee benefit plan audits. During 2005, audit-related fees related primarily to fees for employee benefit plan audits and services related to extending the depreciable life of utility plants.

Tax fees include tax compliance, tax advice and tax planning.

All other fees consist of fees for all other services other than those reported above and, in 2005 and 2006, principally include subscription fees for research tools.

All services performed by PricewaterhouseCoopers, LLP are approved in advance by the Audit Committee in accordance with the Audit Committee’s pre-approval policy for services provided by the independent auditor.

Respectfully submitted,

THE AUDIT COMMITTEE

Kenneth Handy, Chair
Warren Y. Jobe
Barbara M. Baumann
Harold W. Burlingame
John L. Carter
Robert A. Elliott
Joaquin Ruiz

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SUBMISSION OF SHAREHOLDER PROPOSALS

General

Rule 14a-4 of the SEC’s proxy rules allows us to use discretionary voting authority to vote on a matter coming before an annual meeting of ourshareholders, which was not included in our Proxy Statement (if we do not have notice of the matter at least 45 days before the date on which we first mailed our proxy materials for the prior year’s annual meeting of the shareholders). In addition, we may also use discretionary voting authority if we receive timely notice of such matter (as described in the preceding sentence) and if, in the Proxy Statement, we describe the nature of such matter and how we intend to exercise our discretion to vote on it. Accordingly, for our 2008 annual meeting of shareholders, any such notice must be submitted to the Corporate Secretary of UniSource Energy, One South Church Avenue, Suite 1820, Tucson, Arizona, 85701, on or before February 17, 2008.

We must receive your shareholder proposals by December 4, 2007.

This requirement is separate and apart from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement. Shareholder proposals intended to be presented at our 2008 annual meeting of the shareholders must be received by us no later than December 4, 2007 in order to be eligible for inclusion in our Proxy Statement and the form of proxy relating to that meeting. Direct any proposals, as well as related questions, to the undersigned.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of our 2006 Annual Report to Shareholders and Proxy Statement for the Meeting will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate proxy card and a separate notice of the Meeting will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the 2006 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, please contact the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714, telephone number (520) 745-3349, and we will promptly mail you copies.

If you share the same address with another UniSource Energy shareholder and you currently receive multiple copies of annual reports or proxy statements, you may request delivery of a single copy of future annual reports or proxy statements at any time by calling (520) 745-3349, or by writing to the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714.

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OTHER BUSINESS

The Board knows of no other matters for consideration at the Meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

Copies of our 2006 Annual Report on Form 10-K may be obtained by shareholders, without charge, upon written request to the Library and Resource Center, UniSource Energy Corporation, 3950 East Irvington Road, Mail Stop RC114, Tucson, Arizona 85714. You may also obtain our SEC filings through the Internet at www.sec.gov or www.UNS.com.

By order of the Board of Directors,

Linda H. Kennedy
Corporate Secretary

PLEASE VOTE - YOUR VOTE IS IMPORTANT

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APPENDIX A

Amended
December 2, 2005

UNISOURCE ENERGY CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

1.	COMPOSITION
The Audit Committee of the Board of Directors (the “Committee”) consists of no fewer than three independent Directors appointed annually by the Board. Directors eligible to serve on the Committee shall be determined in accordance with the NYSE Listed Company Manual, Corporate Governance Standards for Audit Committees and the Sarbanes-Oxley Act of 2002. The Board shall designate one of the Committee members as Chairman of the Committee. Each member of the Committee shall be financially literate, and at least one member shall have accounting or financial management expertise.

2.	APPOINTMENT AND REMOVAL OF COMMITTEE MEMBERS
All members of the Committee shall be appointed and/or removed by the Board of Directors.

3.	MEETINGS

The Committee will hold at least four regular meetings each year, and such additional meetings as it may deem necessary. Additional meetings will be called by the Chairman of the Committee. The agendas for the regular meetings shall include all items necessary to complete the duties of the Committee as set forth herein. In addition to the Committee members and the Secretary, the Chairman of the Board, Chief Executive Officer and other members of management, internal audit and representatives of the independent auditor may attend as appropriate.

4.	RULES OF PROCEDURE
The Committee will determine its own rules of procedure with respect to how its meetings are to be called, as well as the place and time.

5.	COMPENSATION
Each member will be paid such fees as may be established from time to time by the Board for service on the Committee, and will be reimbursed for travel expenses incurred by attendance at meetings. Directors’ fees are the only compensation an Audit Committee member may receive from the Company.

6.	COMMITTEE SECRETARY
The Secretary of the Committee will be the Corporate Secretary of the Company (or such other representative of management as the Committee may designate) and not be a member of the Committee. The Secretary will attend all meetings and maintain minutes, advise members of all meetings called, arrange with the Chairman or other convening authority for preparation and distribution of the agenda for each meeting, and carry out other functions as may be assigned from time to time by the Committee. At such meetings where attendance by a Company representative is not appropriate, the Chairman shall act as secretary of the meeting or appoint another member of the Committee to act as secretary of such meetings.

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7.	QUORUM
A majority of the total membership of the Committee will constitute a quorum.

8.	COMMITTEE PURPOSE
The Audit Committee is appointed by the Board to assist with Board oversight of

(1)	the integrity of the Company’s financial statements
(2)	the Company’s compliance with legal and regulatory requirements, except those handled by the Environmental, Safety & Security Committee
(3)	the independent auditor’s qualifications and independence, and,
(4)	the performance of the Company’s internal audit function and independent auditor.

The Audit Committee must also prepare the report that SEC rules require be included in the Company’s annual proxy statement.

9.	SPECIFIC DUTIES OF THE COMMITTEE
Independent Audit:

(1)	Sole authority to appoint, retain and terminate the Company’s independent auditor.
(2)	Sole authority to approve all audit engagement fees and terms, as well as all significant, non-audit engagements (in accordance with SEC) with the independent auditor.
(3)	Annually obtain and review a report from the independent auditor delineating all relationships between the auditor and the Company (to assess the auditor’s independence).
(4)	Review the experience and qualifications of the lead partner of the independent auditor.
(5)	Ensure the rotation of the audit partner(s) as required by law.
(6)
At least annually, obtain and review a report from the independent auditor describing the firm’s internal quality control process, including any material issues raised by the most recent internal quality control review or peer review of the firm, or by any inquiry or investigation by governmental, regulatory or professional authorities within the past five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

(7)	Review the results of each independent audit, including any qualifications in the independent auditor’s opinion, and deficiencies identified by the independent auditor in connection with the audit.
(8)
Review the annual audited financial statements with management and the independent auditor, including management’s discussion and analysis, major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls. Recommend to the Board, based on such review and discussion, whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

(9)
Annually review an analysis prepared by management and the independent auditor of significant financial reporting issues, quality of financial reporting, and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of

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the effect of alternative GAAP methods on the Company’s financial statements. Review the procedures employed by the Company in preparing published financial statements and related management commentaries.

(10)
Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including management’s discussion and analysis and the results of the independent auditor’s review of the quarterly financial statements (SAS 90). Note: This can be performed by a member of the Audit Committee.

(11)	Discuss annually with the independent auditor the required communications contained within Statement on Auditing Standards No. 61 relating to the conduct of the audit.
(12)	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.
(13)	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Internal Audit:

(14)	Review the appointment, replacement, reassignment or dismissal of the Company’s General Auditor.
(15)	Review and approve the internal audit department charter, annual audit plan and the audit methodology.
(16)	Review management and General Auditor reports submitted to the Committee that are material to the Company as a whole, and management’s response to those reports.
(17)	Annually review the General Auditor’s Summary of Officer’s Annual Travel and Entertainment expense schedule. Include in this review a discussion of perquisites.

Miscellaneous:

(18)	Review earnings press release as well as financial information and earnings guidance provided to analysts and ratings agencies.
(19)	Review quarterly updates from management on material litigation.
(20)	Periodically review with management and the Finance Committee, the Company’s policies on major financial risk exposure, and the measures taken to reduce such risk.
(21)	Annually review the Company’s Corporate Code of Conduct and compliance therewith.
(22)	Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

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(23)	Establish guidelines for the Company’s hiring of employees or former employees of the independent auditor.
(24)	Annually review this Audit Committee Charter and make any necessary changes.
(25)	Annually perform an evaluation of the Committee, its members, functions and performance.
(26)
Review disclosures made by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

10.	EXECUTIVE SESSION
Meet quarterly with management, the General Auditor and the independent auditor in separate executive sessions.

11.	RESPONSIBILITIES OF THE CHAIRMAN

The Chairman of the Committee will present the Committee’s recommendations to the Board for its approval and periodically provide the Board, for its information, with a summary of the Committee’s determinations and approvals. Additionally, set the annual compensation for the General Auditor in conjunction with the Company’s Chief Executive Officer.

12.	RESPONSIBILITIES OF THE CHIEF EXECUTIVE OFFICER
The Chief Executive Officer of the Company will advise and make recommendations to the Committee and, in the normal course, attend all meetings of the Committee.

13.	OTHER AUTHORITY
The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee has full discretion to meet with individuals within or outside the Company.

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YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET https://www.proxypush.com/uns • Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	TELEPHONE 1-866-307-0862 • Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	MAIL • Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

You can vote your shares by telephone, the Internet, mail or in person at the Annual Shareholders’ Meeting. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone, there is no need to mail your proxy card.

For Shareholders who have elected to receive UniSource Energy’s Proxy Statement and Annual Report electronically you can now view the 2007 Annual Meeting materials on the Internet by pointing your browser to www.UNS.com

1-866-307-0862
CALL TOLL-FREE TO VOTE
THE INTERNET AND TELEPHONE VOTING FACILITIES WILL BE AVAILABLE UNTIL 5:00 P.M. E.S.T. ON THURSDAY, MAY 10, 2007.
☐
     ‚ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE TELEPHONE OR INTERNET ‚

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.	☒ Votes MUST be indicated (x) in Black or Blue ink.

The Board of Directors Recommends a vote “FOR” the following proposals:

1.	Election of Directors

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	If you agree to access our Annual Report and Proxy Statement electronically in the future, please mark this box.	☐
Nominees:  01 - James S. Pignatelli, 02 - Lawrence J. Aldrich, 03 - Barbara Baumann, 04 - Larry W. Bickle, 05 - Elizabeth T. Bilby, 06 - Harold W. Burlingame, 07 - John L. Carter, 08 - Robert A. Elliott, 09 - Daniel W.L. Fessler, 10 - Kenneth Handy, 11 - Warren Y. Jobe, 12 - Joaquin Ruiz
						To change your address, please mark this box.	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).						To include any comments, please mark this box.	☐
*Exceptions

2.	Ratification of the Appointment of the Independent Public Accounting Firm

FOR ☐ AGAINST ☐ ABSTAIN ☐	SCAN LINE

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are held by joint tenants in common or as community property, both should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt is hereby acknowledged of Notice of Annual Meeting, Proxy Statement and the 2006 Annual Report.

	Date Shareholder sign here	Co-Owner sign here

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DEAR SHAREHOLDERS:

If you previously elected to view the UniSource Energy Corporation Proxy Statements and Annual Reports over the Internet instead of receiving copies in the mail, you can now access the Proxy Statement for the 2007 Annual Shareholders’ Meeting and the 2006 Annual Report on the Internet through the following address: www.UNS.com. You can vote your shares by telephone, the Internet, mail or in person at the Annual Shareholders’ Meeting. See the Proxy Statement and the enclosed proxy card for further information about voting procedures.

If you would like a paper copy of the Proxy Statement and Annual Report, UniSource Energy will provide a copy to you upon request. To obtain a copy of these documents, please call 520-745-3349.

For a map of the annual meeting location, as well as area parking, please refer to the second page of the enclosed proxy statement.

This Proxy is Solicited on Behalf of the Board of Directors of the Company for the
Annual Shareholders’ Meeting to be held Friday, May 11, 2007.

P R O X Y

The undersigned hereby appoints James S. Pignatelli and Kevin P. Larson, and each of them, with the power of substitution, to represent and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Shareholders’ Meeting scheduled to be held at the Fox Theatre, 17 W. Congress, Tucson, Arizona, on Friday, May 11, 2007, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present and in their discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2.

(Continued, and to be dated and signed on reverse side.)

UNISOURCE ENERGY CORPORATION
C/O THE BANK OF NEW YORK
P.O. BOX 11030
NEW YORK, N.Y. 10203-0030